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                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              Form 8-K

         Current Report Pursuant to Section 13 or 15(d) of
                     the Securities Act of 1934


Date of Report (date of earliest event reported): February 17, 2000

                       VERIDA INTERNET CORP.
       (Exact name of registrant as specified in its charter)

Nevada                        0-25757             98-0164651
(State or other               (Commission         (I.R.S. Employer
jurisdiction                  File Number)        Identification No.)
of incorporation)

                  50 California Street, Suite 1500
                  San Francisco, California 94111
    (Address of Principal Executive Offices, including Zip Code)

                           (415) 464-8600
        (Registrant's Telephone Number, including Area Code)

(Former name or former address, if changed since last report)

Item 5.  Other Events.

On February 17, 2000 Verida Internet Corp. (the "Company") entered into an agreement (the "Agreement") with PRx Inc. ("PRx") a California corporation, whose address is 97 S. Second St. Suite 300, San Jose, CA 95113, under which PRx will provide strategic marketing and media planning services to the Company. PRx has a 25 year history of providing strategic marketing solutions to companies located within the Silicon Valley. The Agreement has a three month term which expires on April 30, 2000, subject to either party having the right to terminate the Agreement on an earlier date by providing 30 days notice of their intention to terminate the Agreement. Pursuant to the terms of the Agreement, the Company will pay PRx $37,500 per month plus expenses for services rendered during each month of this agreement.

Item 7(c). Exhibits.

                          List of Exhibits

Exhibit No.    Description

10.3           Agreement by and among Verida Internet Corp. and PRx
               Inc.



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                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2000

                         VERIDA INTERNET CORP.


                         BY:  /s/ Michael C. Hinshaw
                              Michael C. Hinshaw
                              President and Chief Executive Officer